Exhibit 99.1

Faraday Future Founder and Co-CEO YT Jia Shares Weekly Investor Update:
The Company Plans to Have the Middle East Final Launch for FX Super One at
the End of October and Kick Off Sales and First Deliveries in November

Los Angeles, CA (Sept. 1, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today shared a weekly business update from YT Jia, Founder and Global Co-CEO of FF.

Co-CEO Weekly Report No. 18, also the 4th Monthly Report.

“Let’s start with the major progress and announcement I teased last week: We plan to have the Middle East final launch for FX Super One at the end of October and kick off sales and first deliveries in November.

Progress on EAI EV Flywheel This Week:

On S1 User Ecosystem, FX Super One has officially rolled out a series of co-creation and sales events planned to be held across eight states. This week we wrapped up the Boston stop—packed crowd, great energy, and fantastic feedback.

At Burning Man in Nevada, even though I couldn’t make it due to work conflicts, our team brought a special Burning Man edition Super One that turned heads everywhere. We also hosted the first “Go-Global Stand-Up Comedy Festival” and FX Super One Showcase at FF headquarters. Joe Wong, one of the top Chinese stand-up comedians, was on stage and kept the audience laughing throughout the show. The Super One demo and co-creation activities that followed were equally well received.

Moving on to S5 Capital and Finance, this week, Jerry and I executed the first tranche of our 10b5-1 stock purchases—another clear step in living our “Stockholders First” principle. Pursuant to our plans, I will be completing the rest of my planned purchases within the next three weeks, and Jerry is set for his next round about a month from now.

Out of the $105 million commitment we announced in July, by August 22 we had received about $60.6 million. The initial $37.6 million was disclosed in Friday’s Form D filing. Quick clarification here: on Form D you’ll see the phrase “Total Amount Sold.” That’s just standard legal wording. What it really means is that the company raised about $37.6 million by issuing convertible notes to investors—it doesn’t mean investors were “selling shares.” I just want to make sure no one misreads it.

On S6 Middle East, as mentioned earlier, the Middle East launch of FX Super One will take place at the end of October, with first deliveries expected as early as November. This will be a historic milestone for our Middle East operations, and for FF and FX as a whole. It carries big strategic meaning on several fronts:

1. Users are shareholders, and shareholders are users. Our vision in the Middle East is to turn long-term investors into future car owners, with a core belief that user value and investor value are fundamentally the same.

2. Getting FX into the market through launch, sales, and deliveries will showcase our core value more directly and could help bring in strategic investors.

3. The Middle East is a premium market with a large base of high-net-worth individuals—perfect for a first-class EAI-MPV like Super One.

4. The Middle East’s strong international orientation and supportive policies for overseas business give it critical strategic importance for FF and FX in building a globalized supply chain and achieving long-term cost efficiency. It could serve as an anchor of our Global Bridge Strategy.

5. As both a global hub for energy and capital, and a leader in crypto, the Middle East could help us accelerate the Dual-Flywheel Model of “EAI + Crypto”, driving faster growth.

Currently, with strong support from the local government, Phase I construction of our facility and operations center in Ras Al Khaimah is nearing completion.

In the Middle East, we are building an international team, recruiting talent from China, the U.S., the UAE, Europe, India, and more. About 100 positions are expected to open this year. We welcome interested candidates to apply.

We are also in discussions with top dealer groups in Dubai, Abu Dhabi, and Ras Al Khaimah. Together, we are looking to build the FX Par network in the region. More partners are welcome to join our family and drive transformation across the global AI EV industry together.

On S7, system build up:

This week, we were happy to welcome George Li onboard. He is a veteran automotive supply chain expert and is joining as Head of FF and FX Global Supply Chain. He also serves as FF China Chief Strategic Cooperation & Business Growth Officer (CSGO). His extensive experience in supply chain management—especially at Li Auto and NIO—will help further strengthen our supply chain ecosystem in both China and worldwide. Now let’s look at our progress in the Crypto flywheel this week.

C10 Treasury completed its first $5 million crypto coin purchase. This marks the official execution of our treasury product. The purchase strictly followed the “80% passive + 20% active” allocation strategy. Details are shown in the chart and will be published on the C10 Index website.

The passive allocation follows the C10 Index to capture industry beta returns. The active allocation is selected through our proprietary SMART (Strategic, Metrics-Driven, Adaptive, Risk-Controlled, Transparent) quantitative scoring system, focusing on leading projects in ecosystem infrastructure and innovation tracks, with strict risk-control measures. About 40% of the active portion is allocated to global centralized exchange leader BN, balancing stability and growth.

At the same time, we have started implementing a staking strategy, which could potentially deliver 3–5% annualized staking returns. Next, we will continue to deploy the remaining funds from the proposed initial $30 million in phases, improve monitoring systems, and ensure operations remain transparent and well-controlled.

Finally, our issues, reflections, and solutions over the week.

Although we filed our Q2 earnings report within compliance deadlines, it still fell short of our original plans and public expectations. This was due to both internal and external challenges including inefficiencies in data preparation and alignment. Moving forward, we must further strengthen our financial systems while improving coordination with auditors to quickly address weak points.

There were many updates this week. So, in the interest of time, I won’t cover next week’s plan here—we’ll share it in detail next week. Thank you all.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s Middle East strategy, including establishing operational, sales and production activities in the region, creating jobs in the UAE region, expanding to Europe and North Africa, and potential FX models involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements, which include statements regarding the Company’s investments in crypto currency, the Dual-flywheel, Dual-bridge Eco Strategy, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: possible legal challenges to the executive order allowing for 401(k) investments in crypto currencies; the Company’s ability to successfully execute on a new Crypto-based strategy; the Company’s ability to raise funds to support a new Crypto-based strategy; the inherent volatility and regulatory uncertainty associated with cryptocurrency investments; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company's ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company's control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company's operations in China; the success of the Company's remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company's ability to develop and protect its technologies; the Company's ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

3